Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of [ ], by and between Alpha and Omega Semiconductor Limited, an exempted limited liability company organized under the laws of Bermuda (the “Company”), and [ ] (“Indemnitee”).

WHEREAS, the Company wishes to attract and retain the services of Indemnitee, to serve as a member of the board of directors (“Director”) or as an officer (“Officer”) of the Company or its Subsidiaries; and

WHEREAS, the Company recognizes Indemnitee’s need for protection against personal liability for actions taken, or not taken, in good faith by Indemnitee in his or her capacity as a Director or Officer, as applicable, and in order to assure Indemnitee’s continued service to the Company, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee;

WHEREAS, the Indemnitee is willing to serve, or to continue to serve, as a director or officer of the Company, as the case may be, if the Indemnitee is furnished the indemnity provided for herein by the Company; and

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Indemnitee do hereby covenant and agree as follows:

1. Indemnification. Subject to the operation of Section 2, Indemnitee will be indemnified and held harmless by the Company to the fullest extent authorized by the Companies Act of Bermuda (as amended, the “Companies Law”), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) against any and all Expenses (as defined below), judgments, penalties, fines, liabilities, losses, taxes and amounts paid in settlement, in each case to the extent actually incurred by Indemnitee or on Indemnitee’s behalf in connection with any threatened, pending or completed Proceeding (as defined below) or any claim, issue or matter therein, which Indemnitee is, or is threatened to be made, a party to or participant in by reason of such Indemnitee’s status as a Director or Officer of the Company or its Subsidiaries, as the case may be. The rights of indemnification provided by this Section 1 will exist as to Indemnitee after he or she has ceased to be a Director or Officer, as the case may be, and will inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Company will indemnify Indemnitee seeking indemnification in connection with a Proceeding initiated by Indemnitee only if such Proceeding was authorized by the Board of Directors of the Company. The Company hereby agrees to indemnify such Indemnitee’s heirs, executors, administrators and personal representatives as express third-party beneficiaries hereunder to the same extent and subject to the same limitations applicable to Indemnitee hereunder for claims arising out of the status of such persons as heirs, executors, administrators and personal representatives of an Indemnitee.

2. Standard of Care. Indemnification will be provided pursuant to this Agreement in respect of any negligence, default, breach of duty or breach of trust of Indemnitee in relation to the Company or any Subsidiary, provided that, no indemnification will be provided if a determination is made by a court of appropriate jurisdiction that the conduct of the Indemnitee involved fraud or dishonesty.

3. Notice/Cooperation by Indemnitee. Indemnitee will, as a condition precedent to his or her right to be indemnified pursuant to this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Such notice will contain the written affirmation of Indemnitee that the standard of conduct necessary for indemnification hereunder has been satisfied. Notice to the Company will be directed to the Chief Executive Officer or Chairman of the Board of the Company in the manner set forth below. Indemnitee will give the Company such information and cooperation as it may reasonably require and as is within Indemnitee’s power. A delay in giving notice under this Section 3 will not invalidate Indemnitee’s right to be indemnified under this Agreement except to the extent such delay prejudices the defense of the claim or the availability to the Company of insurance coverage for such claim. All notices, requests, demands and other communications under this Agreement will be in writing and may be given by email, facsimile or similar writing and express mail or courier delivery or in person delivery, but not by ordinary mail delivery. All such notices, requests and other communications will be deemed received: (i) if given by email or fax, when transmitted to the email address or fax number specified on the signature page of this Agreement, upon receipt; (ii) if given by express mail, air courier or in person, when delivered.

4. Advancement of Expenses to Indemnitee Prior to Final Disposition. The Company will advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding in which Indemnitee is a party or otherwise involved by reason of Indemnitee’s status as a Director or Officer of the Company, as the case may be, within 10 days after the receipt by the Company of a written statement from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements will reasonably evidence the Expenses incurred by Indemnitee and will be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses so advanced if it is ultimately be determined by final judicial decision of a court of competent jurisdiction, from which decision there is no further right to appeal that such Indemnitee is not entitled to be indemnified against such Expenses. Indemnitee’s obligation to reimburse the Company for any Expenses will be unsecured and without interest, and will be accepted by the Company without reference to Indemnitee’s ability to repay Expenses.

5. Nature of Rights. The failure of the Company (including its Board of Directors or any committee or subgroup thereof, independent legal counsel, or shareholders) to make a determination concerning the permissibility of such indemnification or advancement of Expenses for Indemnitee will not be a defense to the action and will not create a presumption that such indemnification or advancement is not permissible. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification will be for the court of appropriate jurisdiction to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct will create a presumption that Indemnitee has or has not met the applicable standard of conduct. Accordingly, if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified hereunder under applicable law, then (x) Indemnitee will not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee and (y) Indemnitee will be entitled to receive interim payments of Expenses pursuant to Section 4, in each case until a determination is made by such court in respect of Indemnitee’s claim for indemnification.

6. Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Agreement will not be exclusive of any other right that Indemnitee may have or may hereafter acquire under any statute, provision of the Second Amended and Restated Bye-Laws of the Company, vote of shareholders or Directors of the Company or otherwise. In addition, the Indemnitee’s status as an Officer or Director may allow for indemnification under certain agreements containing indemnity provisions with another entity or protections under the organization documents of such other entity. In those instances, the Company shall remain wholly liable for making any indemnification payments for all amounts herein notwithstanding the payment obligation of such amounts by a third party to the Indemnitee; provided, however, that if and to the extent that the Indemnitee has otherwise actually received payment for indemnifiable amount herein under any insurance policy, contract, agreement, or otherwise, the Company shall not be liable under this Agreement to make any payment to the Indemnitee with respect to any such amounts.

7. Partial and Mandatory Indemnification.

(a) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount thereof, the Company will nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or penalties to which Indemnitee is entitled. Attorneys’ fees and expenses will not be prorated but will be deemed to apply to the portion of indemnification to which Indemnitee is entitled. (b) Notwithstanding any other provision of this Agreement, but subject to Section 8, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Proceeding, Indemnitee will be indemnified against all Expenses incurred by Indemnitee in connection therewith.

8. Mutual Acknowledgment. By accepting any potential benefits under this Agreement, Indemnitee acknowledges that in certain instances, applicable law or public policy may prohibit the Company from indemnifying Indemnitee pursuant to this Agreement or otherwise.

9. Insurance. The Company shall use reasonable effort to purchase and maintain insurance, at its expense, to protect itself and Indemnitee against any liability of any character asserted against or incurred by the Company or Indemnitee, or arising out of Indemnitee’s status as a Director or Officer of the Company, as the case may be, whether or not the Company would have the power to indemnify Indemnitee against such liability under the Companies Law or the provisions of this Agreement. To the extent the Company maintains liability insurance applicable to directors, officers, managers, employees, agents or fiduciaries, Indemnitee will be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, officers, managers, employees, agents or fiduciaries.

10. Settlements. (a)    The Indemnitee agrees that it will not settle, compromise or consent to the entry of any judgment as to the Indemnitee in any pending or threatened Proceeding (whether or not the Indemnitee is an actual or potential party to such Proceeding) in which Indemnitee has sought indemnification hereunder without the Company’s prior written consent, which consent will not be unreasonably withheld, unless such settlement, compromise or consent respecting such Proceeding includes an unconditional release of the Company and does not (i) require or impose any injunctive or other non-monetary remedy on the Company or its affiliates, (ii) require or impose an admission or consent as to any wrongdoing by the Company or its affiliates, or (iii) otherwise result in a direct or indirect payment by or monetary cost to the Company or its affiliates. The term “affiliate” shall have the meaning set forth in Rule 144 of the Securities Act of 1933, as amended.

(b)    The Company agrees that it will not settle, compromise or consent to the entry of any judgment as to the Indemnitee in any pending or threatened Proceeding (whether or not the Indemnitee is an actual or potential party to such Proceeding) in which the Indemnitee has sought indemnification hereunder without the Indemnitee’s prior written consent, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of the Indemnitee and does not (i) require or impose any injunctive or other non-monetary remedy on the Indemnitee, (ii) require or impose an admission or consent as to any wrongdoing by the Indemnitee or (iii) otherwise result in a direct or indirect payment by or monetary cost to the Indemnitee personally (as opposed to a payment to be made or cost to be paid by the Company on the Indemnitee’s behalf).

11.     Indemnification for Expenses as a Witness. Anything in this Agreement to the contrary notwithstanding, to the fullest extent permitted by applicable law, to the extent that the Indemnitee, by reason of the Indemnitee’s status as an Officer or Director of the Company, is or was, or is or was threatened to be made, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith. To the extent permitted by applicable law, the Indemnitee shall be entitled to indemnification for Expenses incurred in connection with being or threatened to be made a witness, as provided in this Section 11, regardless of whether the

Indemnitee met the standards of conduct (save for fraud or dishonesty) set forth in Section 2 and hereof.

12.    Definitions. For purposes of this Agreement, the following terms will have the following meanings:

(a) “Expenses” means all direct and indirect fees of any type or nature whatsoever, costs and expenses incurred in connection with any Proceeding, including, without limitation, all attorneys’ fees and costs, disbursements and retainers (including, without limitation, any fees, disbursements and retainers incurred by the Indemnitee pursuant to Section 11 hereof), fees and disbursements of experts, witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, filing fees, transcript costs, fees of experts, travel expenses, duplicating, imaging, printing and binding costs, telephone and fax transmission charges, computer legal research costs, postage, delivery service fees, secretarial services, fees and expenses of third party vendors; the premium, security for, and other costs associated with any bond (including supersedes or appeal bonds, injunction bonds, cost bonds, appraisal bonds or their equivalents), in each case incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding (including, without limitation, any judicial or arbitration Proceeding brought to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement), any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of types customarily and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, actions, suits, or proceedings similar to or of the same type as the Proceeding with respect to which such disbursements or expenses were incurred. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding.

(b) “Proceeding” means any threatened, pending or completed action, suit, arbitration, regulatory and self-regulatory action, mediation, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by the Indemnitee pursuant to this Agreement to enforce the Indemnitee’s rights hereunder.

(c) “Subsidiary” shall mean any entity of which the Company owns (either directly or indirectly) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such entity.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which will constitute an original and all of which together will constitute a single agreement.

13. Successors and Assigns. This Agreement will be binding upon the Company and its respective successors and assigns, including any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee will stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

14. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee will be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee will be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

15. Choice of Law. This Agreement will be governed by and its provisions construed in accordance with the laws of Bermuda, without application of the conflict of law principles thereof.

16. Consent to Jurisdiction. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the superior court of the State of California in and for the proper county (the “California Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the California Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of California, irrevocably Mike F. Chang of 475 Oakmead Parkway, Sunnyvale, California 94085 as its agent in the State of California for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of California, (iv) waive any objection to the laying of venue of any such action or proceeding in the California Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the California Court has been brought in an improper or inconvenient forum.

17. Severability. The provisions of this Agreement will be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence)

are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions will remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of the Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

18. Subrogation. In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who will execute all documents required and will do all acts that may be reasonably necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

19. Amendment and Termination. No amendment, waiver or termination of this Agreement will be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement will be deemed to be or will constitute a waiver of any other provisions hereof (whether or not similar), nor will such waiver constitute a continuing waiver.

20. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, including the previous form of indemnification agreement approved and adopted by the Board of Directors.

21. No Construction as Employment Agreement. Nothing contained in this Agreement will be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ALPHA AND OMEGA SEMICONDUCTOR LIMITED
By:	____________________________
	Name:	Mike F. Chang
	Title:	Chairman of the Board Chief Executive Officer
Address: 475 Oakmead Parkway Sunnyvale, California 94085 Email: mchang@us.aosmd.com Fax: (408) 830 - 9749

INDEMNITEE
Signature:	___________________
Title:
Address: [ ]

[Signature Page to Indemnification Agreement]